UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

May 11, 2007

MOBILEPRO CORP.
________________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817
________________
(Address of principal executive offices) (Zip Code)

(301) 315-9040
________________
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2007 the Registrant (“Mobilepro”) and Cornell Capital Partners, LP (“Cornell Capital”) entered into an agreement to defer until July 1, 2007 the making of $300,000 in weekly principal and interest payments due under the terms of convertible debentures, as amended, that Mobilepro issued to Cornell Capital in connection with a financing of up to $7,000,000 under the Securities Purchase Agreement dated August 28, 2006 between Mobilepro and Cornell Capital as reported on Form 8-K filed September 6, 2006 (the “Seven Million Dollar Debentures”). The foregoing is only a summary of the terms of the amendment to the convertible debentures and is qualified in its entirety by reference to Amendment No. 4 to Convertible Debentures, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

On May 11, 2007 Mobilepro also issued a promissory note to Cornell Capital in the principal amount of $1,100,000 (the “Promissory Note”). Cornell Capital deducted an origination fee of $15,000 and interest due under the Seven Million Dollar Debentures in the total amount of $36,449.87 for net proceeds of $1,048,550.13. The foregoing is only a summary of the terms of the Promissory Note and is qualified in its entirety by reference to the Promissory Note, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 8.01. Other Events.

Since the last Form 8-K filed April 23, 2007 by Mobilepro, it issued a total of 39,857,046 shares of its common stock to Cornell Capital to pay $799,343 of principal and interest due under the terms of the Seven Million Dollar Debentures. In addition, Mobilepro issued an additional 4,510,933 shares of common stock as payment of principal in the amount of $70,822 due under the terms of a convertible debenture dated June 30, 2006, as amended, that it issued to Cornell Capital in connection with a financing of $15,149,650. Mobilepro paid principal and interest in the amount of $36,449.87 due under the Seven Million Dollar Debentures through a deduction of this sum from the Promissory Note.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits Furnished.

10.1 Amendment No. 4 to Convertible Debentures dated May 11, 2007 between Mobilepro and Cornell Capital

10.2 Promissory Note dated May 11, 2007 issued by Mobilepro to Cornell Capital

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Jay O. Wright
Chief Executive Officer
MOBILEPRO CORP.

Date: May 15, 2007